Exhibit 10.18.3

ENDORSEMENT NO. 3

This Endorsement No. 3 is made and entered into as of the 1st day of January, 2017 ("Addendum Effective Date"), and amends the Quota Share Retrocession Agreement ("Agreement"), effective January 1, 2014, by and between Arch Reinsurance Company (the "Company") and Watford Re Ltd. ( the "Retrocessionaire")

NOW, THEREFORE, in consideration of the mutual provisions and agreements contained herein and in the Agreement, the parties, intending to be bound in contract, hereby agree as follows:

1.	It is acknowledged and agreed that the Company has redomesticated from Nebraska to Delaware.

2.
As of the Addendum Effective Date, the definition of "Required Security Amount" is amended to mean the sum of (i) [***]% of the [***] of [***], (ii) [***]% of the [***] of [***] in respect of [***], and (iii) [***]% of the [***] of [***] in respect of [***].

3.
"Short-Tail Business" means (i) agriculture, non-standard automobile, property, surety and title business; (ii) proportional reinsurance of marine, aviation and automobile (personal and commercial) business; and (iii) any other lines of business with similar or shorter loss development patterns.

4.
"Long-Tail Business" means (i) casualty (other than lines specifically enumerated as Short-Tail Business) and mortgage business; (ii) excess of loss reinsurance of marine, aviation and automobile (personal and commercial) business; and (iii) any other lines of business with similar or longer loss development patterns.

5.
The Company's classifications of specifically enumerated risks shall be conclusive in the absence of bad faith. In cases of doubt as to risks not specifically enumerated as Short Tail Business or Long-Tail Business, such risks shall be treated as Long-Tail Business.

6.	The Required Security Amount shall be reduced by the unpaid amount of any net amount due from the Company to Retrocessionaire under the Agreement.

7.
Notwithstanding Article 19.A.1 of the Agreement, any amount required to be funded through a letter of credit shall be reduced by the unpaid amount of any net amount due from the Company to Retrocessionaire under the Agreement and may be funded, at the option of the Retrocessionaire, by any combination of qualifying letter of credit (including none) under Article 19.A.1 and a Regulatory Trust Account (including the full amount of the sum of the Unearned Premium and Loss Obligations less any unpaid net amount due from the Company to Retrocessionaire under the Agreement).

8.
"Regulatory Trust Account" means funds deposited pursuant to a trust agreement in form and substance, and with a third party trustee, in each case satisfactory to the Company in its sole discretion that meets the requirements of any applicable law, regulation (including, without limitation, Delaware Administrative Code, Title 18, Section 1003, Credit for Reinsurance, as the same may be supplemented and amended) or regulatory authority (including, without

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limitation, the Delaware Department of Insurance), which shall be in-vested in accordance with applicable regulatory investment guidelines (including, without limitation, Delaware Administrative Code, Title 18, Section 1003, as the same may be supplemented and amended).

IN WITNESS WHEREOF, the parties hereto have executed this Endorsement No. 3 as of the day and year first above written.

ARCH REINSURANCE COMPANY
/s/ Jerome Halgan

WATFORD RE LTD.
/s/ John Rathgeber

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